EXHIBIT 99.1

Gladstone Investment Corporation Reports Financial Results for the Second Quarter Ended September 30, 2009

 * Net Investment Income was $2.4 million, or $0.11 per common share
 * Net Decrease in Net Assets Resulting from Operations was
   $18.1 million, or $0.82 per common share

MCLEAN, Va., Nov. 3, 2009 (GLOBE NEWSWIRE) -- Gladstone Investment Corp. (Nasdaq:GAIN) (the "Company") today announced earnings for the second quarter ended September 30, 2009. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for the quarter ended September 30, 2009 was $2.4 million, or $0.11 per common share, as compared to $3.8 million, or $0.17 per common share, for the quarter ended September 30, 2008, a decrease in Net Investment Income of 36.8% and a decrease of 35.3% per common share. Net Investment Income for the six months ended September 30, 2009 was $4.8 million, or $0.22 per common share, as compared to $6.8 million, or $0.33 per common share, for the six months ended September 30, 2008, a decrease in Net Investment Income of 29.4% and a decrease of 33.3% per common share. The decrease in Net Investment Income was primarily driven by a reduction of the Company's investment portfolio as a result of the sale of the majority of its senior syndicated loans during the six months ended September 30, 2009, partially offset by decreased interest expense on lower outstanding borrowings when compared to the prior year periods. The per share results for the six months ended September 30, 2009 were also adversely impacted by the issuance of additional shares in a public offering during the three months ended June 30, 2008.

Net Decrease in Net Assets Resulting from Operations for the quarter ended September 30, 2009 was $18.1 million, or $0.82 per common share, as compared to a Net Increase in Net Assets Resulting from Operations of $956,000, or $0.04 per common share, for the quarter ended September 30, 2008, an increase in Net Decrease in Net Assets Resulting from Operations of $19.1 million, or $0.86 per common share. Net Decrease in Net Assets Resulting from Operations for the six months ended September 30, 2009 was $27.3 million, or $1.24 per share, as compared to a Net Decrease in Net Assets Resulting from Operations of $3.5 million, or $0.17 per share, for the six months ended September 30, 2008, an increase in Net Decrease in Net Assets Resulting from Operations of $23.8 million, or $1.07 per common share. These differences for both the three and six month periods ended September 30, 2009 as compared to their respective prior year periods were due to continuing devaluations, primarily in the Company's equity holdings of its Control and Affiliate investments. The total net losses on investments, including all realized and unrealized gains and losses, for the three and six month periods ended September 30, 2009 were approximately $20.5 million and $32.1 million, respectively, as compared to total net losses on investments of $2.8 million and $10.4 million, respectively, for the three and six month periods ended September 30, 2008. The per share results for the six months ended September 30, 2009 were also adversely impacted by the issuance of additional shares in a public offering during the three months ended June 30, 2008.

Although the aggregate investment portfolio has depreciated, the entire portfolio was fair valued at approximately 86% of cost as of September 30, 2009. The unrealized depreciation of the Company's investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company's income available for distribution.

Total assets were $294.4 million at September 30, 2009, as compared to $326.8 million at March 31, 2009. Net asset value was $8.24 per actual common share outstanding at September 30, 2009, as compared to $9.73 per actual common share outstanding at March 31, 2009.

The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 10.01% for the quarter ended September 30, 2009, as compared to 7.98% for the prior year quarter. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not being accrued. The increase in the weighted average yield for the current quarter resulted primarily from the Company's sale of lower interest-bearing senior syndicated loans during the six months ended September 30, 2009. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the remaining loans held in the Company's portfolio as of September 30, 2009.

During the second quarter ended September 30, 2009, the Company recorded the following significant activity:

 * Entered into agreements to sell one senior syndicated loan and a portion of another senior syndicated loan (collectively, the
   "Syndicated Loan Sales");
 * Purchased $85.0 million of short-term United States Treasury securities (the "Securities") from Jefferies & Company, Inc.
   ("Jefferies") with $10.0 million in funds drawn on the Company's credit facility and the proceeds from a $75.0 million short-term loan from Jefferies, with an effective annual interest rate of approximately 0.65%, that matured on October 2, 2009 (the
   "Short-Term Loan"); and
 * Paid monthly distributions of $0.04 per share for each of the months of July, August and September 2009.

At September 30, 2009, the Company held five Non-Control/Non-Affiliate investments, seven Control investments and five Affiliate investments. Additionally, approximately 53% of the aggregate fair value of the Company's investment portfolio at September 30, 2009 was comprised of senior term debt, approximately 32% was senior subordinated term debt, and approximately 15% was preferred and common equity securities, as outlined in the following table:

                                             September 30, 2009
                                             ------------------
                                                         Fair
                                               Cost      Value
                                             ------------------
                                               (in thousands)
 Senior Term Debt                            $119,170  $108,205
 Senior Subordinated Term Debt                 72,111    65,353
 Preferred & Common Equity Securities          45,322    30,745
                                             --------  --------
 Total Investments                           $236,603  $204,303
                                             ========  ========

"We will strive to maintain our portfolio mix of mezzanine and equity investments and grow our overall investment portfolio over the long term. While we continue to worry about the economy which is reflected in our limited investment activity over the past three quarters, we are seeing a pick up in the opportunity for new investments. Our goal continues to be the maintenance and consistency of our distributions to stockholders," said Dave Dullum, President.

Subsequent to September 30, 2009:

 * The Company repaid the Short-Term Loan in full and repaid the amount drawn on the credit facility upon maturity of the
   Securities;
 * The Company finalized the Syndicated Loans Sales noted above to various investors in the syndicated loan market.  As a result of these sales, the Company received approximately $5.5 million in aggregate net proceeds and recorded a corresponding realized loss of approximately $1.3 million, which loss will be reflected in the results of operations for the three months ending
   December 30, 2009.  The proceeds from the Syndicated Loan Sales were used to pay down borrowings on the Company's credit
   facility;
 * The Company refinanced its revolving line of credit with Chase
   Holdings II Corp. to a third party, the outstanding balance of
   $3.5 million plus accrued interest was repaid in full, and the proceeds were used to pay down borrowings on the Company's credit facility;
 * One of the Company's portfolio companies entered into an
   agreement with an investment banker to act as an advisor in assessing strategic investment alternatives;
 * A. Stucki Holding Corp. declared and paid accrued cash dividends on its preferred stock of which the Company received
   approximately $953,000; and
 * The Company declared monthly cash distributions of $0.04 per common share for each of the months of October, November and
   December 2009.

The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended September 30, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q with the Securities and Exchange Commission (the "SEC") today, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Wednesday, November 4, 2009 at 8:30 am EST. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available through December 4, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 334849. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through February 5, 2010.

Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and medium-sized private businesses in the U.S. in connection with buyouts and other recapitalizations. For more information please visit the Company's website at http://www.GladstoneInvestment.com.

For further information contact Investor Relations at 703-287-5839.

The statements in this press release regarding the Company's ability to maintain the value of its investment portfolio, to maintain the portfolio mix of investments, to grow the overall investment portfolio, and to continue its current rate of distributions to stockholders are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the duration and potential future effects of the current economic downturn on the Company and its portfolio companies, the Company's ability to raise additional capital, the Company's ability to obtain the commitment of other lenders to join its credit facility, the Company's ability to maintain its status as a regulated investment company and the Company's ability to generate net investment income. Additional factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements also include those factors listed under the caption "Risk Factors" of the Company's prospectus as filed with the SEC on October 14, 2009 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as filed with the SEC on November 3, 2009. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                 GLADSTONE INVESTMENT CORPORATION
    CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
      (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                            (UNAUDITED)

                                                    Sept. 30, March 31,
                                                      2009      2009
                                                    --------  --------
 ASSETS
 Non-Control/Non-Affiliate investments (Cost
  9/30/09: $29,886; Cost 3/31/09: $134,836)         $ 25,004  $ 94,740
 Control investments (Cost 9/30/09: $142,698;
  Cost 3/31/09: $150,081)                            132,399   166,163
 Affiliate investments (Cost 9/30/09: $64,019;
  Cost 3/31/09: $64,028)                              46,900    53,027
                                                    --------  --------
 Total investments at fair value (Cost 9/30/09:
  $236,603; Cost 3/31/09: $348,945)                  204,303   313,930
 Cash and cash equivalents                            86,311     7,236
 Interest receivable                                   1,212     1,500
 Due from Custodian                                      932     2,706
 Deferred financing fees                                 963     1,167
 Prepaid assets                                          445       172
 Other assets                                            184       132
                                                    --------  --------
 TOTAL ASSETS                                       $294,350  $326,843
                                                    ========  ========

 LIABILITIES
 Accounts payable and accrued expenses              $    460  $  1,283
 Fee due to Administrator                                198       179
 Fee due to Adviser                                      221       187
 Short-term loan                                      75,000        --
 Borrowings under line of credit (Cost 9/30/09:
  $36,100; Cost 3/31/09: $110,265)                    36,278   110,265
 Other liabilities                                       148       127
                                                    --------  --------
 TOTAL LIABILITIES                                   112,305   112,041
                                                    --------  --------
 NET ASSETS                                         $182,045  $214,802
                                                    ========  ========

 ANALYSIS OF NET ASSETS:
 Common stock, $0.001 par value, 100,000,000 shares
  authorized, 22,080,133 shares issued and
  outstanding at September 30, 2009 and
  March 31, 2009                                    $     22  $     22
 Capital in excess of par value                      264,551   257,361
 Net unrealized depreciation of investment portfolio (32,301)  (35,015)
 Net unrealized depreciation of derivative               (27)      (53)
 Net unrealized appreciation of borrowings under
  line of credit                                        (178)       --
 Accumulated net investment loss                     (50,022)   (7,513)
                                                    --------  --------
 TOTAL NET ASSETS                                   $182,045  $214,802
                                                    ========  ========
 NET ASSETS PER SHARE                               $   8.24  $   9.73
                                                    ========  ========

               GLADSTONE INVESTMENT CORPORATION
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (UNAUDITED)

                       Three Months Ended         Six Months Ended
                          September 30,             September 30,
                    ------------------------  ------------------------
                        2009         2008         2009         2008
                    -----------  -----------  -----------  -----------
 INVESTMENT INCOME
  Interest income
   Non-Control/
    Non-Affiliate
     investments    $       615  $     2,134  $     1,351  $     4,458
   Control
    investments           2,868        2,735        5,736        5,304
   Affiliate
    investments           1,448        1,349        2,928        2,460
   Cash and cash
    equivalents               1           22            1           46
                    -----------  -----------  -----------  -----------
   Total interest
    income                4,932        6,240       10,016       12,268
  Other income               11          576           96          586
                    -----------  -----------  -----------  -----------
    Total investment
     income               4,943        6,816       10,112       12,854
                    -----------  -----------  -----------  -----------

 EXPENSES
  Loan servicing fee        938        1,258        2,006        2,511
  Base management
   fee                      164          435          477          861
  Administration fee        198          212          371          447
  Interest expense          552        1,084        1,255        2,186
  Amortization of
   deferred finance
   costs                    438          140          751          278
  Professional fees         118          183          320          314
  Stockholder
   related costs            146          200          227          301
  Insurance expense          62           55          119          108
  Directors fees             48           48           99           95
  Other                      73          114          137          189
                    -----------  -----------  -----------  -----------
   Expenses before
    credit from
    Adviser               2,737        3,729        5,762        7,290
                    -----------  -----------  -----------  -----------
 Credits to base
  management fee           (165)        (696)        (466)      (1,270)
                    -----------  -----------  -----------  -----------
    Total expenses
     net of credit
     to base
     management fee       2,572        3,033        5,296        6,020
                    -----------  -----------  -----------  -----------
 NET INVESTMENT
  INCOME                  2,371        3,783        4,816        6,834
                    -----------  -----------  -----------  -----------

 REALIZED AND
  UNREALIZED (LOSS)
  GAIN ON:
  Realized loss on
   sale of
   Non-Control/
   Non-Affiliate
   investments               --       (2,498)     (34,605)      (4,215)
  Realized loss on
   termination of
   derivative                --           --          (53)          --
  Net unrealized
   (depreciation)
   appreciation of
   Non-Control/
   Non-Affiliate
   investments           (1,514)      (5,191)       35,214        (726)
  Net unrealized
   (depreciation)
   appreciation of
   Control
   investments          (14,900)      10,840      (26,381)       5,973
  Net unrealized
   depreciation of
   Affiliate
   investments           (3,853)      (5,978)      (6,119)     (11,393)
  Net unrealized
   (depreciation)
   appreciation of
   derivative               (16)          --           26           --
  Net unrealized
   appreciation of
   borrowings under
   line of credit          (178)          --         (178)          --
                    -----------  -----------  -----------  -----------
    Net loss on
     investments and
     borrowings
     under line of
     credit             (20,461)      (2,827)     (32,096)     (10,361)
                    -----------  -----------  -----------  -----------

 NET (DECREASE)
  INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS   $   (18,090) $       956  $   (27,280) $    (3,527)
                    ===========  ===========  ===========  ===========

 NET (DECREASE)
  INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS
  PER COMMON SHARE:
   Basic and
    Diluted         $     (0.82) $      0.04  $     (1.24) $     (0.17)
                    ===========  ===========  ===========  ===========

 SHARES OF COMMON
  STOCK OUTSTANDING:
   Basic and diluted
    weighted average
    shares           22,080,133   22,080,133   22,080,133   21,011,740

                    GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
 (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)
                             (UNAUDITED)

                        Three Months Ended        Six Months Ended
                          September 30,             September 30,
                    ------------------------  ------------------------
                       2009          2008        2009         2008
                    -----------  -----------  -----------  -----------
 Per Share Data (1)
 ------------------
  Net asset value
   at beginning
   of period        $      9.19  $     10.77  $      9.73  $     12.47

  Income from
   investment
   operations:
   Net investment
    income (2)             0.11         0.17         0.22         0.33
   Realized loss on
    sale of
    investments (2)          --        (0.11)       (1.57)       (0.20)
   Net unrealized
    depreciation of
    investments (2)       (0.92)       (0.02)        0.12        (0.30)
   Net unrealized
    appreciation of
    borrowings on
    line of credit
    (2)                   (0.01)          --        (0.01)          --
                    -----------  -----------  -----------  -----------
  Total from
   investment
   operations             (0.82)        0.04        (1.24)       (0.17)
                    -----------  -----------  -----------  -----------

  Distributions
   from:
   Net investment
    income                (0.12)       (0.24)       (0.24)       (0.48)
                    -----------  -----------  -----------  -----------
  Total
   distributions (3)      (0.12)       (0.24)       (0.24)       (0.48)

  Effect of shelf
   offering:
   Shelf
    registration
    offering costs        (0.01)          --        (0.01)       (0.03)
   Effect of
    distribution of
    stock rights
    offering after
    record date (4)          --           --           --        (1.22)
                    -----------  -----------  -----------  -----------
  Total effect of
   shelf offering         (0.01)          --        (0.01)       (1.25)
                    -----------  -----------  -----------  -----------

  Net asset value at
   end of period    $      8.24  $     10.57  $      8.24  $     10.57
                    ===========  ===========  ===========  ===========

  Per share market
   value at
   beginning of
   period           $      4.88  $      6.38  $      3.67  $      9.32
  Per share market
   value at end
   of period               4.85         6.88         4.85         6.88
  Total Return (5)        1.75%       14.79%       39.03%      (21.39%)
  Shares outstanding
   at end of period  22,080,133   22,080,133   22,080,133   22,080,133

 Statement of Assets
  and Liabilities
  Data:
 -------------------
  Net assets at end
   of period        $   182,045  $   233,408  $   182,045  $   233,408
  Average net
   assets (6)           195,005      234,165      202,596      238,410

 Senior Securities
  Data:
 -----------------
  Borrowings under
   line of credit   $    36,278  $   130,965  $    36,278  $   130,965
  Asset coverage
   ratio (7)               602%         278%         602%         278%
  Asset coverage
   per unit (8)     $     6,018  $     2,782  $     6,018  $     2,782

 Ratios/Supplemental
  Data:
 -------------------
  Ratio of expenses
   to average net
   assets (9), (10)       5.61%        6.37%        5.69%        6.11%
  Ratio of net
   expenses to
   average net
   assets (9), (11)       5.28%        5.18%        5.23%        5.05%
  Ratio of net
   investment income
   to average net
   assets (9)             4.86%        6.46%        4.75%        5.73%

 ------------------------

 (1)  Based on actual shares outstanding at the end of the
      corresponding period.
 (2)  Based on weighted average basic per share data.
 (3)  Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally
      accepted in the United States of America.
 (4)  The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a
      distribution.
 (5)  Total return equals the change in the market value of the
      Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.
 (6)  Calculated using the average of the balance of net assets at the end of each month of the reporting period.
 (7)  As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
 (8)  Asset coverage per unit is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.
      Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
 (9)  Amounts are annualized.
 (10) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
 (11) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT: Gladstone Investment Corporation
         Investor Relations
         703-287-5839